     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              WINSTON HOTELS, INC.
             (Exact name of Registrant as specified in its charter)
                                 NORTH CAROLINA
         (State or other jurisdiction of incorporation or organization)
                                   56-1624289
                      (I.R.S. Employer Identification No.)
                             ---------------------
                         2209 CENTURY DRIVE, SUITE 300
                         RALEIGH, NORTH CAROLINA 27612
                                 (919) 510-6010
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             ROBERT W. WINSTON, III
                         2209 CENTURY DRIVE, SUITE 300
                         RALEIGH, NORTH CAROLINA 27612
                                 (919) 510-6010
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                with a copy to:

                              Alan J. Prince, Esq.
                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                                 (404) 572-4600
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                  TITLE OF                                              PROPOSED             PROPOSED
                   SHARES                           AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
                   TO BE                             TO BE           AGGREGATE PRICE         AGGREGATE          REGISTRATION
                 REGISTERED                       REGISTERED          PER SHARE (1)     OFFERING PRICE (1)           FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value...............       1,500,000            $10.59375           $15,890,625           $4,687.73
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on August 3, 1998.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              WINSTON HOTELS, INC.

                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                             ---------------------

                                  COMMON STOCK
                             ---------------------

     Winston Hotels, Inc. (the "Company") hereby offers to the holders of shares of its Common Stock, par value $.01 per share (the "Common Stock") and other interested investors, the opportunity to participate in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method for shareholders and other interested investors to invest cash dividends and optional cash payments in shares of Common Stock of the Company. All holders of record of Common Stock and other interested investors are eligible to participate in the Plan (a "Participant").

     Participants may purchase additional shares of Common Stock by (i) having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on shares of Common Stock registered in their names and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per month ("optional cash payments"),
(iii) by investing both their cash dividends and such optional cash payments, or
(iv) for Participants who are not shareholders of the Company, by making an initial optional cash investment of not less than $250 or more than $10,000 or, if such Participant chooses to have amounts automatically deducted from an authorized bank account, the Participant may make an initial investment of $100.

     A shareholder may begin participating in the Plan by completing an Authorization Form and returning it to Wachovia Bank, N.A., as plan administrator. An interested investor that is not presently a shareholder of the Company, but desires to become a Participant by making an initial investment in Common Stock, may join the Plan by signing an Authorization Form and returning it, together with such initial investment to the plan administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as and when declared, as usual. The Company suggests that this Prospectus be retained for future reference.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 4, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), pursuant to the Exchange Act. Such reports, proxy statements and other information filed by the Company may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661-2511. The Common Stock of the Company is listed on the New York Stock Exchange, and such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such reports, proxy statements, and other information can also be obtained from the Internet at http://www.sec.gov.

     The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission (File No. 0-23732) are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

          (c) the description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A (File No. 0-23732), dated March 23, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Winston Hotels, Inc., 2209 Century Drive, Suite 300, Raleigh, North Carolina 27612, Attention: Secretary, telephone number (919) 510-6010.

                                  THE COMPANY

     The Company is a self-advised and self-administered real estate investment trust ("REIT") that owns, acquires and develops hotels with nationally recognized franchise affiliations. The Company specializes in the acquisition and development of limited-service and extended-stay hotels. Currently, the Company owns, through WINN Limited Partnership (the "Partnership"), 49 hotels (the "Current Hotels") in 13 states containing an aggregate of 6,712 rooms. The Company seeks to enhance shareholder value by: (i) participating in any increased room revenue from the Current Hotels and any subsequently acquired or developed hotels through percentage leases; (ii) acquiring additional hotels that meet the Company's investment criteria; and (iii) selectively developing hotels and hotel additions as market conditions warrant.

     The Company's executive offices are located at 2209 Century Drive, Suite 300, Raleigh, North Carolina 27612, and its telephone number is (919) 510-6010.

                            DESCRIPTION OF THE PLAN

     The provisions of the Company's Dividend Reinvestment and Stock Purchase Plan are set forth below in question and answer format. The Company's Board of Directors has reserved 1,500,000 shares of Common Stock for issuance under the Plan.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of shares of Common Stock and other interested investors with a simple and convenient method of investing cash dividends or optional cash payments, or both, to purchase additional shares of Common Stock or to make an initial investment in Common Stock, as applicable, without payment of any brokerage commissions, fees or service charges. Shares of Common Stock purchased under the Plan will either be original issue shares or shares purchased in the open market by the plan administrator, Wachovia Bank, N.A., a bank unaffiliated with the Company (the "Bank") (see Question 4). To the extent shares of Common Stock are purchased by the Bank in the open market, the Company will not receive any proceeds. To the extent the shares of Common Stock are original issue shares, the Company will receive additional funds for its working capital and general corporate purposes. See "Use of Proceeds".

ADVANTAGES

2. WHAT ARE THE OPTIONS AVAILABLE TO PARTICIPANTS?

     Shareholders may purchase additional shares of Common Stock by (i) having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on shares of Common Stock and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per month, or (iii) by investing both their cash dividends and such optional cash payments. Interested investors that are not shareholders of the Company may make an initial cash investment in Common Stock of not less than $250 and not more than $10,000 or, if such investor chooses to have amounts automatically deducted from an authorized bank account, the investor may make an initial investment of $100.

3. WHAT ARE THE ADVANTAGES OF THE PLAN?

     No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan, provided, however that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. Persons not presently shareholders of the Company may become Participants by making an initial cash investment of not less than $250 and not more than $10,000 to purchase shares of Common Stock or, if such investor chooses to have amounts automatically deducted from an authorized bank account, the investor may make an initial investment of $100. In addition, the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     Wachovia Bank, N.A. has been designated by the Company as its agent to administer the Plan for Participants, maintain records, send regular statements of account to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by the Bank as agent for Participants and registered in the name of the Bank or its nominee. The Bank also serves as Transfer Agent for the Common Stock. Should the Bank resign, or be asked to resign, another agent will be asked to serve.

     All communications regarding the Plan should be sent to the Bank addressed as follows:

         Wachovia Shareholder Services
         P.O. Box 8218
         Boston, MA 02266-8218
         (800) 633-4236

PARTICIPATION

5. WHO IS ELIGIBLE TO PARTICIPATE?

     All holders of record of shares of Common Stock are eligible to participate in the Plan. In order to be eligible to participate, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names. In addition, an interested investor that is not a shareholder may participate in the Plan by making an initial cash investment in Common Stock of not less than $250 or more than $10,000 or, if such investor chooses to have amounts automatically deducted from an authorized bank account, the investor may make an initial investment of $100.

6. HOW DOES SOMEONE BECOME A PARTICIPANT?

     An eligible shareholder may join the Plan by checking the box of his choice on an Authorization Form and returning it to the Bank. A postage-paid envelope is provided for this purpose. Company shareholders whose shares are registered in the name of a nominee or broker must have the nominee or broker sign the Authorization Form and return it to the Bank. Additional Authorization Forms may be obtained at any time by written request to the Bank at the address indicated above. An interested investor that is not presently a shareholder of the Company, but desires to become a Participant by making an initial cash investment in Common Stock, may join the Plan by signing an Authorization Form and forwarding it, together with such initial investment, to the Bank.

     If a Participant establishes a joint account, the Participants jointly and severally agree that each of them will have authority on behalf of the joint account to make transaction requests of the Bank, including, but not limited to, transactions such as selling or withdrawing shares, changing account address or options, and to generally deal with the Bank on behalf of the joint account as fully and completely as if either Participant alone were interested in the account. Notwithstanding the foregoing, the Bank may, in its sole discretion, do any of the following if conflicting instructions are received from joint account participants:

          (a) Choose which instructions to follow and which to disregard;

          (b) Terminate the account pursuant to Question 20; and/or

          (c) Take other appropriate legal action.

7. WHEN MAY A SHAREHOLDER OR AN INTERESTED INVESTOR JOIN THE PLAN?

     A shareholder or other interested investor may join the Plan at any time and will remain a Participant until participation is terminated (see Question
20) or all shares held in the Participant's Plan account are sold.

     If an Authorization Form specifying reinvestment of dividends is received by the Bank at least five business days before the record date of a dividend payment, reinvestment commences with that dividend payment. If the Authorization Form is received after that date, reinvestment of dividends through the Plan begins with the dividend payment following the next record date. Participation as to initial investments will commence when the Authorization Form and the funds to be invested have been received. Optional cash payments are invested as specified in Question 14.

     The Company has declared and paid dividends as follows during the past two years:

DECLARATION DATE         RECORD DATE              PAYMENT DATE
----------------         -----------              ------------
March 26, 1996           April 8, 1996            April 16, 1996
May 28, 1996             July 8, 1996             July 16, 1996
September 24, 1996       October 7, 1996          October 16, 1996
December 23, 1996        December 30, 1996        January 14, 1997
April 1, 1997            April 11, 1997           April 17, 1997
June 10, 1997            July 7, 1997             July 15, 1997
September 24, 1997       October 7, 1997          October 16, 1997
December 2, 1997         December 30, 1997        January 16, 1998
February 3, 1998         March 31, 1998           April 16, 1998
May 5, 1998              June 30, 1998            July 16, 1998

8. WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form provides for the purchase of additional shares of Common Stock through the following options:

          (a) Dividend Reinvestment Only. If the "Reinvest all dividends" or "Reinvest a portion of dividends" box is checked, the Bank will apply cash dividends on all shares of Common Stock registered in the Participant's name, or such percentage or dollar amount as specified by Participant on the Authorization Form, as well as on all shares of Common Stock credited to the Participant's Plan account, to the purchase of additional shares of Common Stock.

          (b) Dividend Reinvestment and Optional Cash Payments. Participants wishing to reinvest all or a portion of their dividends and make optional cash payments should check each applicable box. The Bank will apply cash dividends on all shares of Common Stock registered in the Participant's name, or such percentage or dollar amount as specified by Participant on the Authorization Form, as well as on all shares of Common Stock credited to the Participant's Plan account, and any optional cash payments to the purchase of additional shares of Common Stock.

          (c) Optional Cash Payments Only. If the "Optional Cash Payments Only" box is checked, the Bank will apply any optional cash payments and any dividends on shares credited to the Participant's Plan account to the purchase of additional shares of Common Stock. Cash dividends on shares of Common Stock registered in the Participant's name other than in his Plan account will be paid to the Participant in the usual manner.

     Except with respect to dividends on shares of Common Stock in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest the dividends on all or part of the shares of Common Stock registered in his name by designating his intentions on the Authorization Form. Participants may also elect to deduct any specified amount of cash contributions from a Participant's authorized bank account via ACH, the Automated Clearing House, and apply that amount, less any fees and commissions, to the purchase of full and fractional shares of Common Stock for the Participant's account. Allow 2-6 weeks after enrollment for the first deduction to occur.

9. HOW MAY PARTICIPANTS CHANGE INVESTMENT OPTIONS?

     A Participant may change his investment option at any time by signing a new Authorization Form and returning it to the Bank. A change in investment option will be effective on the dividend payment date if the Authorization Form is received by the Bank no later than the fifth business day preceding the related dividend record date. If the Authorization Form is received by the Bank after the fifth business day preceding the related dividend record date, the change will be effective on the dividend payment date for the following quarter.

COSTS

10. ARE THERE ANY EXPENSES OF PARTICIPATION IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     There will be no brokerage commissions or service charges to Participants for purchases under the Plan, regardless of whether such purchases are direct from the Company or open market purchases. Furthermore, all costs of administration of the Plan are to be paid by the Company. See Question 20, "How does a Participant terminate participation in the Plan?" and Question 21, "May a portion of a Participant's Plan shares be sold?" for a discussion of payment by Participants of brokerage costs and transfer taxes associated with such termination of participation and sale of shares under the Plan.

     A $25 fee will be charged to Participants for each check returned for insufficient funds or rejected automatic debit of bank account. Also, a $10 fee will be charged to Participants for each duplicate statement beyond the most recent prior year requested by such Participants. See Question 15, "What kind of reports will be sent to Participants?"

     If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee for both shares purchased in the open market and original issue shares.

PURCHASES

11. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR EACH PARTICIPANT?

     The number of shares to be purchased for a Participant's account under the Plan will depend on the amount of a Participant's dividends being reinvested, the amount of any optional cash payments and the price of the shares of Common Stock. Each Participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be reinvested or invested through optional cash payments, divided by the purchase price per share.

12. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     The price of shares of Common Stock purchased under the Plan as original issue shares with reinvested cash dividends is 95% of the mean of the high and low sales prices for such shares on the applicable investment date. The price of shares of Common Stock purchased under the Plan as original issue shares with optional cash payments is 100% of the mean of the high and low sales prices for such shares on the applicable investment date. For open market purchases, the purchase price will be the average price paid by the Bank for all purchases for a single cash dividend or optional cash payment.

     Since purchase prices for the Common Stock are established on the applicable investment date, a Participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither the Company nor the Bank can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

13. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     The Plan provides the Bank the flexibility of using dividends and optional cash payments to purchase shares of Common Stock from the Company out of the Company's authorized but unissued shares of Common Stock or on the open market.

14. HOW ARE OPTIONAL CASH PAYMENTS MADE?

     Optional cash payments from existing shareholders may be made at any time and in varying amounts of not less than $100 per payment or more than $10,000 per month. A shareholder may make an optional cash payment when enrolling in the Plan by enclosing a check (made payable to Wachovia-Winston Hotels) with the Authorization Form. Thereafter, optional cash payments may be made through the use of optional cash payment form on the top of each statement which will be sent to Participants by the Bank or through automatic debit of a Participant's authorized bank account.

     Other interested investors that are not shareholders of the Company, but have submitted Authorization Forms, are also eligible to make an initial investment of not less than $250 or more than $10,000 in Common Stock through an optional cash payment or, if such investor chooses to have amounts automatically deducted from an authorized bank account, the investor may make an initial investment of $100.

     Optional cash payments will be invested twice monthly, generally on the first and fifteenth day of each month or, if the Common Stock is not traded on such day, the next trading day. However, only payments received no later than the fifth business day preceding the related monthly investment date will be invested on the related investment date. Optional cash payments received after the fifth business day preceding the related monthly investment date will be invested on the following monthly investment date. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE BANK AS CLOSE AS POSSIBLE TO THE TWENTY-FOURTH OR SEVENTH DAY OF THE MONTH PRECEDING THE MONTHLY INVESTMENT DATE. The same amount of money need not be sent each month, and there is no obligation to make an optional cash payment each month.

     A shareholder may participate through the investment of optional cash payments without the necessity of reinvesting cash dividends by checking the "Optional Cash Payments Only" box on the Authorization Form. However, even if the "Optional Cash Payments Only" box is checked, all dividends payable on shares purchased with optional cash payments and retained in the Participant's Plan account will be reinvested automatically in additional shares of Common Stock.

REPORTS TO PARTICIPANTS

15. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Shareholders who participate in the Plan through the reinvestment of dividends will be sent a quarterly statement of their accounts and persons who participate through the investment of optional cash payments will be sent a monthly statement for any months within which an optional cash payment is invested. These statements of account will show any cash dividends and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of shares held for the Participant by the Bank, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each dividend payment date, and monthly statements will be mailed on or about the tenth day of each month. These statements are a Participant's continuing record of the cost of his purchases and should be retained for income tax purposes.

     In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of shares of Common Stock, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions (including dividends) paid by the Company.

DIVIDENDS

16. HOW ARE DIVIDENDS CREDITED TO PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

     On shares of Common Stock for which a Participant has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's account and reinvested in additional shares of Common Stock. Cash dividends also will be automatically reinvested on all shares which have been purchased under the Plan and credited to a Participant's account; provided, however, that no dividends will be earned on such shares purchased under the Plan until the dividend payment for the first dividend record date which follows the date of purchase of such shares. On shares of Common Stock for which a Participant has not directed that dividends be reinvested and on shares owned by shareholders who are not participating in the Plan, cash dividends, as declared, will be received by them by check as usual.

     Stock dividends or stock splits distributed by the Company on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant.

17. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes. Account balances will be computed to four decimal places and dividends will be paid on the fractional shares.

18. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. Shares will be held in the name of the Bank or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on such Participant's statement of account. This service protects against loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant. The remaining whole shares and fractions of shares, if any, will continue to be credited to the Participant's account. A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, will not constitute a termination of participation in the Plan by the Participant. Termination may be effected only through the delivery to the Bank of a notice of termination as outlined in Question 20, "How does a Participant terminate participation in the Plan?".

     Shares held by the Bank for the account of a Participant may not be pledged. A Participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

     Certificates for fractions of shares will not be issued under any circumstances.

19. IN WHOSE NAME WILL CERTIFICATES BE ISSUED?

     A Participant's account under the Plan will be maintained in the name in which his shares of Common Stock were registered at the time the Participant enrolled in the Plan. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued only in that name. Certificates will be issued for whole shares only.

TERMINATION OF PARTICIPATION

20. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     A Participant may terminate participation in the Plan at any time by notifying the Bank in writing, by facsimile, by electronic media or by phone. At any time, the Bank can, for any reason, in its sole discretion, refuse to execute any Participant's transaction requested via telephone, electronic media, or facsimile and, in its place, require written confirmation of such a transaction request. A Participant's notice of termination takes effect when such written notice is received by the Bank; provided, however, if the notice of termination is received less than five business days prior to the record date for a dividend payment date, the dividend will be reinvested for that Participant's account. The Bank may terminate a Participant's account by mailing a written notice of termination to the Participant 30 days prior to such termination. The account then will be terminated and all subsequent dividends will be paid to the Participant. When a Participant terminates participation in the Plan, or upon termination of such participation by the Bank, certificates for whole shares credited to a Participant's account under the Plan will be issued to him and a cash payment will be made for any fractional share. However, in the Participant's notice of termination of participation in the Plan, the Participant may, if he desires, direct that all of the shares credited to his account in the Plan, whether whole or fractional, be sold. Such sales will be made at market. Any brokerage fees, transfer taxes and other transaction expenses in connection with effecting such sales will be paid by the withdrawing Participant. See Question 10, "Are there any expenses of participation in connection with purchases under the Plan?" The proceeds of the sale, net of such expenses, will be sent to the Participant.

     Former Participants may become Participants in the Plan again at any time by signing a new Authorization Form and returning it to the Bank.

SALES OF PLAN SHARES

21. MAY A PORTION OF A PARTICIPANT'S PLAN SHARES BE SOLD?

     A Participant may sell all or part of shares of Common Stock held in the Plan in either of two ways. First, the Participant may request certificates for full shares and arrange for the sale of these shares through a securities broker of the Participant's choice. Alternatively, within 10 business days after receipt of instructions in writing, by facsimile, by electronic media or by phone, the Bank will sell any portion or all of the shares held by the Bank for the Participant. Such shares will be sold through independent securities brokers selected by the Bank in its sole discretion. At any time, the Bank can, for any reason, in its sole discretion, refuse to execute any Participant's transaction requested via telephone, electronic media, or facsimile and, in its place, require written confirmation of such a transaction request. The Participant will be charged a commission, transfer and other taxes and other transaction expenses, which amounts will be deducted from the cash proceeds paid to the Participant. Shares being sold for the Participant may be aggregated with those of other Plan Participants who have requested sales. In that case, the Participant will receive proceeds based on the average sales price of all shares sold, less a pro rata share of brokerage commissions, transfer and other taxes and other transaction expenses. A check representing the proceeds of the sale of shares will be forwarded to the Participant as soon as practicable after settlement of the sale.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

22. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code") the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

          (a) A dividend on shares of Common Stock will be treated for federal income tax purposes as a dividend received by the Participant notwithstanding that it is used to purchase additional Common Stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the 5% purchase discount represent dividend income to Participants. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the Company on behalf of a Participant in connection with such purchases on the open market will also constitute a dividend to such Participant for federal income tax purposes.

          (b) Dividends paid to corporate shareholders, including amounts, taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

          (c) A Participant's tax basis in additional shares of Common Stock acquired under the Plan will be equal to the amount treated as a dividend for federal income tax purposes. The Participant's holding period for such shares of Common Stock will commence on the day after the investment date.

          (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

     In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

     The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in the law) of their individual participation in the Plan.

OTHER INFORMATION

23. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?

     Any stock dividends or stock splits distributed by the Company on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant in the same manner as to shareholders who are not participating in the Plan.

     In the event the Company makes available to shareholders rights to purchase additional shares of Common Stock or other securities, such rights will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan accounts on the record date established for determining shareholders who are entitled to such rights.

24. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

     The Bank will forward, as soon as practicable, any proxy solicitation materials to the Participant. The Bank will vote any full and/or fractional shares of Common Stock that it holds for the Participant's account in accordance with the Participant's directions. If a Participant does not return a signed proxy to the Bank, the Bank will not vote such shares.

25. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

     Neither the Company nor the Bank will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither the Company nor the Bank has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

     THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

26. MAY THE PLAN BE CHANGED OR DISCONTINUED?

     While the Plan is intended to continue indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan. Notice of such suspension, termination or modification will be sent to all Participants.

     The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if, as and when declared, will be paid in the usual manner to the shareholders and any optional cash payments received from such shareholder will be returned to him.

27. CAN CHECKS BE WRITTEN AGAINST THE PARTICIPANT'S ACCOUNT?

     No. A Participant may not draw checks or drafts against a Plan account.

                                USE OF PROCEEDS

     The net proceeds from the sale of original issue shares of Common Stock issued under the Plan will be used to increase working capital and for other general purposes. The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or prices at which such shares will be sold.

     The Company will not receive any funds under the Plan from the purchase of shares of Common Stock in the open market by the Bank.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995; the balance sheets of Winston Hospitality, Inc. as of October 31, 1997 and December 31, 1996 and the statements of income, shareholders' equity and cash flows for the 10 months ended October 31, 1997 and the years ended December 31, 1996 and 1995, all incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. The balance sheet of CapStar Winston Company, L.L.C. as of December 31, 1997, and the statements of operations, members' capital, and cash flows for the period from October 15, 1997 through December 31, 1997, all incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered pursuant to this Prospectus will be passed upon for the Company by King & Spalding, Atlanta, Georgia. King & Spalding will rely on the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. with respect to all matters involving North Carolina Law.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
The Company...........................    3
Description of the Plan...............    4
Use of Proceeds.......................   12
Experts...............................   12
Legal Matters.........................   12

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                              WINSTON HOTELS, INC.
                                  COMMON STOCK
                              --------------------

                                   PROSPECTUS
                              --------------------
                                 AUGUST 4, 1998
------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Securities.

Securities and Exchange Commission, registration fee........  $ 4,688
New York Stock Exchange fee.................................    1,500
Printing and mailing........................................   14,000
Accountant's fees and expenses..............................    1,000
Blue Sky fees and expenses..................................    5,000
Counsel fees and expenses...................................   10,000
Miscellaneous...............................................    2,000
                                                              -------
          Total.............................................  $38,188
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of the Company, generally, limit the liability of the Company's directors and officers to the Company and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of North Carolina. The Articles of Incorporation also provide, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 16.  EXHIBITS

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  4.1     --   Form of Share Certificate (incorporated by reference to the
               Company's Registration Statement on Form S-11 (Registration
               No. 33-76602))
  5.1     --   Opinion of King & Spalding regarding the validity of the
               securities being registered
 23.1     --   Consent of King & Spalding (included as part of Exhibit 5.1)
 23.2     --   Consent of PricewaterhouseCoopers LLP
 23.3     --   Consent of KPMG Peat Marwick LLP
 23.4     --   Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
               Jernigan, L.L.P.
 24.1     --   Power of Attorney (included on page II-2)

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 4th day of August, 1998.

                                          WINSTON HOTELS, INC.

                                          By:   /s/ ROBERT W. WINSTON III

                                            ------------------------------------
                                                   Robert W. Winston, III
                                                Chief Executive Officer and
                                                          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of August, 1998. Each of the directors and/or officers of Winston Hotels, Inc. whose signature appears below hereby appoints Robert W. Winston, III and James D. Rosenberg, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things on their behalf in their capacities as officers and directors to enable Winston Hotels, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                   SIGNATURE                                   TITLE
                   ---------                                   -----

             /s/ CHARLES M. WINSTON               Chairman of the Board
 ---------------------------------------------    (Principal Executive Officer)
               Charles M. Winston

           /s/ ROBERT W. WINSTON, III             Chief Executive Officer,
 ---------------------------------------------    President and Director
             Robert W. Winston, III

             /s/ JAMES D. ROSENBERG               Chief Operating Officer and
 ---------------------------------------------    Chief Financial Officer
               James D. Rosenberg

                 /s/ BRENT WEST                   Controller
 ---------------------------------------------    (Principal Accounting Officer)
                   Brent West

              /s/ EDWIN B. BORDEN                 Director
 ---------------------------------------------
                Edwin B. Borden

            /s/ THOMAS F. DARDEN, II              Director
 ---------------------------------------------
              Thomas F. Darden, II

            /s/ RICHARD L. DAUGHERTY              Director
 ---------------------------------------------
              Richard L. Daugherty

             /s/ DAVID C. SULLIVAN                Director
 ---------------------------------------------
               David C. Sullivan

              /s/ JAMES H. WINSTON                Director
 ---------------------------------------------
                James H. Winston

                               INDEX TO EXHIBITS

  EXHIBIT
    NO.                                    DESCRIPTION
  -------                                  -----------
  4.1          --  Form of Share Certificate (incorporated by reference to the
                   Company's Registration Statement on Form S-11 (Registration
                   No. 33-76602))
  5.1          --  Opinion of King & Spalding regarding the validity of the securities being registered
 23.1          --  Consent of King & Spalding (included as part of Exhibit 5.1)
 23.2          --  Consent of PricewaterhouseCoopers LLP
 23.3          --  Consent of KPMG Peat Marwick LLP
 23.4          --  Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                   Jernigan, L.L.P.
 24.1          --  Power of Attorney (included on page II-2)